Exhibit 99.1

Timber Pharmaceuticals Appoints Alan Mendelsohn, M.D., as Chief Medical Officer

Dr. Mendelsohn has 20+ Years’ Experience in Clinical Development and Medical Affairs

WOODCLIFF LAKE, N.J., January 25, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced the appointment of Alan Mendelsohn, M.D., as Chief Medical Officer. Dr. Mendelsohn assumes the roles and responsibilities of Amir Tavakkol, Ph.D., who will be stepping down as the Company’s Chief Scientific Officer.

“We are pleased to welcome Dr. Mendelsohn to our management team. Dr. Mendelsohn recently supported the approval and launch of a new treatment for moderate to severe plaque psoriasis and has a deep understanding of clinical development and medical commercialization in dermatology,” said John Koconis, Chief Executive Officer of Timber. “We also thank Dr. Tavakkol for his support in establishing a strong scientific platform for us to build on as we advance into clinical stage research.”

Dr. Mendelsohn is a board-certified pediatric cardiologist with more than 20 years of experience in clinical development and medical affairs. Prior to joining Timber, he served as Associate Vice president of Dermatology Medical Affairs for Sun Pharmaceuticals Industries. Previously Dr. Mendelsohn led the U.S. rheumatology medical affairs team for Pfizer as a Senior Director and was Senior Director of Immunology Research and Development for Janssen where he worked on both rheumatology and dermatology indications. He has also served in various leadership roles at Centocor, Inc., a Johnson & Johnson company. Dr. Mendelsohn holds a medical degree from the State University of New York Health Science Center at Brooklyn.

“This is an exciting time to join Timber as the Company continues to enroll patients in important studies for underserved dermatologic diseases including congenital ichthyosis and facial angiofibromas in tuberous sclerosis complex,” said Dr. Mendelsohn. “I hope to use my experience to help our Timber team successfully navigate the clinical development process through regulatory reviews and look forward to serving patients and families living with these rare conditions. As a former practicing pediatric cardiologist, I have and will continue to focus my passion on developing treatments for the underserved.”

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Form 10-Q filed on August 18, 2020 and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com